As filed with the Securities and Exchange Commission  on May16,1996

                                                 Registration Statement No. 33

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         Berkshire Realty Company. Inc.
               (Exact name of registrant as specified in charter)

                                  Massachusetts
         (State or other jurisdiction of incorporation or organization)

                                   04-2968018
                     (I.R.S. employer identification number)

                470 Atlantic Avenue. Boston, Massachusetts 02210
  (Address, including zip code, of registrant's principal executive offices)


              Berkshire Realty Company. Inc. 1996 Stock Option Plan
                            (Full title of the Plan)

                            Scott D. Spelfogel, Esq.
         470 Atlantic Avenue, Boston. Massachusetts 02210. 617-423-2233 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                     Copy to
                         Alexander J. Jordan, Jr., Esq.
                                 Peabody & Brown
                               101 Federal Street
                        Boston, Massachusetts 02110-1832

                         CALCULATION OF REGISTRATION FEE

                                               Proposed        Proposed        Amount
       Title of Securities     Amount to be    Maximum         Maximum           of
       to be Registered         Registered     Offering Price  Aggregate       Registra-
                                               Per Share  1     Offering          tion Fee
                                                                Price
        Common Stock,
        par value $.01          1,500,000       $10.25          $15,375,000     $5,302.00
        per share

  1 Solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum per share price is equal to the average of the high and low prices of the Common Stock as reported on the New York Stock ExchangeComposite Tape on May 10, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.   Incorporation of Documents by Reference.

            The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

            (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1 -10660), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

            (b) the Registrant's Notice of Annual Meeting and Proxy Statement for the Annual Meeting to be held on May 2, 1996, mailed to stockholders on or about March 29, 1996;

            (c) the Registrant's quarterly Report on Form 10-Q for the quarter ended March 31, 1996: and

            (d) the description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

  Item 4.   Description of Securities.

            Not Applicable.

  Item 5.   Interests of Named Experts and Counsel.

            Not Applicable.

  Item 6.   Indemnification of Directors and Officers.

            Article IX of the Restated Certificate of Incorporation of the Company provides that a Director of the Company shall not be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as a Director except for liability: (i) for any breach of the Director's duty of loyalty to the Company or its Shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. Such article also provides that if the General Corporation Law of Delaware is amended to authorize further eliminating or limiting the personal liability of the Directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the law as so amended.

           Article V of the By-Laws of the Company provides generally that each person who is involved in any proceeding by reason of serving as a Director or Officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all liability reasonably incurred by such party in connection with such proceeding. This right to indemnification includes the right to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition; provided that if the Delaware General Corporation Law requires, an advancement of expenses shall be made only upon delivery to the Company of an undertaking to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for such expenses.

        If a claim under Article V of the By-Laws is not paid in full by the company within 60 days after a written claim has been received by the Company, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount. If such suit is successful, the indemnitee is also entitled to be paid the expense of prosecuting the suit.

  Item 7.   Exemption from Registration Claimed.

            Not Applicable.

  Item 8.   Exhibits.

            4.1   Berkshire Realty Company, Inc.1996 Stock Option Plan.

            5.1 Opinion of Peabody & Brown, counsel to the Registrant, as to the legality of the 1.500.000 shares.

            23.1  Consent of Coopers & Lybrand, L.L.P.

            23.2  Consent of Peabody & Brown (included in Exhibit 5.1).

            24.1 Power of Attorney (included on page 5 of this registration statement).

  Item 9.   Undertakings.

        1.  The Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change for such information in the registration statement;

            provided; however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

           3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on May_, 1996.

                                            BERKSHIRE REALTY COMPANY. INC.

                                            By:/s/ David Marshall
                                            David F. Marshall
                                            President and Chief Operating
  Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Laurence Gerber, David F. Marshall and Marianne Pritchard, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in an about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

          Signature         Capacity                                Date

     /s/Douglas Krupp
        Douglas Krupp       Chairman of the Board and Director    May 16, 1996

     /s/Laurence Gerber
        Laurence Gerber     Chief Executive Officer and Director  May 16, 1996
                            (Principal Executive Officer)

    /s/ David F. Marshall
        David F. Marshall   President and Chief Operating Officer May 16, 1996

     /s/David M. deWilde
        David M. deWilde    Director                              May 16, 1996

     /s/J. Paul Finnegan
        J. Paul Finnegan    Director                              May 16, 1996

     /s/Charles N. Goldberg
        Charles N. Goldberg Director                              May 16, 1996

     /s/E. Robert Roskind
        E. Robert Roskind   Director                              May 16, 1996

     /s/Marianne Pritchard
        Marianne Pritchard  Senior Vice President and Chief       May 16, 1996
                            Financial Officer (Principal
                            Financial and Accounting Officer)

                         BERKSHIRE REALTY COMPANY. INC.

                                  EXHIBIT INDEX

        Exhibit           Title of Exhibit


        4.1               Berkshire Realty Company, Inc. 1996 Stock Option
                          Plan.

        5.1 Opinion of Peabody & Brown, counsel to the Registrant, as to the legality of the shares.

        23.1              Consent of Coopers & Lybrand, L.L.P..

        23.2 Consent of Peabody & Brown (included in Exhibit 5.1 hereto).

        24.1 Power of Attorney (included on page 4 of this registration statement).

                         BERKSHIRE REALTY COMPANY, INC.
                             1996 STOCK OPTION PLAN

  I. Purpose

        The purpose of this Berkshire Realty Company, Inc. 1996 Stock Option Plan (the "Plan") is to advance the interests of Berkshire Realty Company, Inc., a Delaware corporation ("Berkshire Realty"); its Operating Partnership, BRI OP Limited Partnership, a Delaware limited partnership; and their respective subsidiaries (hereinafter collectively "BRI" or the "Company"), by stimulating the efforts of key employees and consultants on behalf of BRI, heightening the desire of key employees to continue in employment with BRI, assisting BRI in competing effectively with other enterprises for the service of new employees and consultants necessary for the continued improvement of the Company's operations, and to attract and retain the best available personnel for service as directors of Berkshire Realty. This Plan permits the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which are not incentive stock options pursuant to Code Section 422.

  2. Definitions

        (a)   "Board of Directors" means the Board of Directors of Berkshire
  Realty.

        (b) "Committee" means the Compensation Committee appointed by the Board of Directors from amongst its members.

        (c) "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Committee as to an individual's Disablement shall be made in accordance with the standards and procedures of the Company' s then-current Long Term Disability Plan and shall be conclusive on all parties.

        (d) "Plan" means the Berkshire Realty Company, Inc. 1996 Stock Option Plan, as herein set forth.

        (e) "Retirement" means retirement from active employment with the Company at or after age 62. The determination of the Committee as to an individual's Retirement shall be conclusive on all Parties.

        (f) "Subsidiary" means any corporation (other than Berkshire Realty) in an unbroken chain of corporations beginning with Berkshire Realty where each of the corporations in the unbroken chain other than the last corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  3. Participants

        "Participants" in the Plan shall be those key BRI employees and those consultants (including, but not limited to, key employees of companies providing services to BRI) to whom options may be granted from time to time by the Committee. Participants shall also include non-employee directors of Berkshire Realty to whom options are granted in accordance with Section 6. No option shall be granted to any person if immediately after the grant of such option such person would own stock, including stock subject to outstanding options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

  4. Effective Date and Termination of the Plan

        This Plan was adopted by the Board of Directors on February 8, 1996 for submission to the shareholders on May 2, 1996, and is effective upon the approval of the shareholders. The Plan shall terminate when all shares of stock subject to options granted under this Plan shall have been acquired through exercise of such options or on May 1, 2001, whichever is earlier, or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

  5. Shares Subject to the Plan and to Options

        The stock subject to options authorized to be granted under the Plan shall consist of 1,500,000 shares of Berkshire Realty's common stock, $.01 par value, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in
  Section 7. Such shares may be authorized and unissued shares of Berkshire Realty's common stock. All or any shares of stock subject to an option which for any reason terminates unexercised may again be made subject to an option under the Plan.

  6. Grant, Terms and Conditions of Options

        Options may be granted at any time and from time to time prior to the termination of the Plan to those key employees of BRI and those consultants (including, but not limited to, key employees of companies providing services to BRI) who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of BRI's business. However, no Participant shall be granted options in any year to purchase a number of Berkshire Realty's common stock in excess of one percent
  (1%) of the number of shares of Berkshire Realty's common stock outstanding on January l, 1996.

        Options will be granted to non-employee directors as follows: As of the effective date of this plan each non-employee director will receive an initial grant of 12,000 shares. Thereafter, each new non-employee director will receive an initial grant of 5,000 shares at the time of his or her appointment or election to the position of director; and each director continuing in office will receive an annual grant of 3,000 shares on the date of each annual shareholder's meeting of Berkshire Realty. Each non-employee director serving on the Audit Committee or the Compensation Committee of the Board of Directors (or both) shall receive an additional initial grant of l0,000 shares and additional annual grants of l,000 shares for each such committee served on, and the chair of each such committee shall receive (in lieu of said 1,000 share grant) an additional initial grant of 2,000 shares and additional annual grants of 2,000 shares for each such committee chaired. The Committee will have no discretion to select which non-employee directors will be granted options or to determine the number of option shares, price, vesting schedule or any other term of the options granted to non-employee directors. All options granted to non-employee directors will be non-qualified options.

        No Participant shall have any rights as a stockholder with respect to any shares of stock subject to option hereunder until said shares have been issued. Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive stock option pursuant to this Plan shall in no way be construed as an alterative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of BRI's current or future stock plans. Options granted pursuant to the Plan need not be identical, but each option is subject to the Plan and must contain and be subject to the following terms and conditions:

        (a) Price: The purchase price under each option granted to employees shall be established by the Committee. In no event will the option price be less than 100% of the fair market value of the stock on the date of the grant. For purposes of the Plan fair market value on a particular date means the closing price of Berkshire Realty's stock on the immediately prior day trading day. The option price must be paid in full at the time of the exercise. The price may be paid in cash; cash equivalents or secured notes acceptable to the Committee; by arrangement with a broker which is acceptable to the Committee where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Company; by the surrender of shares of common stock owned by the optionee exercising the option and having a fair market value on the date of the exercise equal to the option price; or, in any combination of the foregoing.

        (b) Duration and Exercise or Termination of Option: Each option granted to an employee or consultant shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date. An employee's stock option agreement may provide for accelerated exercisability in the event of the employee's death, Disablement or Retirement or other events in accordance with policies established by the Committee and may provide for expiration prior to the end of its terms in the event of the termination of the employee' s service. A consultant's stock agreement may provide for accelerated exercisability in the event of the consultant's death, Disablement, retirement from employment at or after age 62 or other events in accordance with policies established by the Committee and may provide for expiration prior to the end of its terms in the event of the termination of the consultant's service

              Each initial 12,000 or 5,000 share option and each subsequent 3,000 share option granted to a non-employee director, and each 2,000 or 1,000 share option granted to a non-employee director by virtue of his or her committee chairmanship or membership will become exercisable beginning one year from the date of the annual meeting of the shareholders on which date the options were granted. If a non-employee director is appointed by the Board of Directors to begin serving as a director or committee member or chair on a date not coincident with an annual meeting date, the director will be granted the initial share options as of the date of the first meeting at which he or she serves as director, committee member or committee chair, as the case may be; however, his or her options will become first exercisable beginning one year from the date of the next occurring annual meeting and he or she will not receive an additional grant of options on the date of such next occurring annual meeting.


        (c) Suspension or Termination of Option: Unless the following provisions are waived or modified by the Committee in connection with the entering into, extension or modification of an employment agreement, each option shall provide that if the Chief Executive Officer of Berkshire Realty or his designee reasonably believes that a Participant other than a non-employee director has committed an act of misconduct as described in this Section, the Chief Executive Officer may suspend the Participant's right to exercise any option pending a determination by the Board of Directors. If the Board of Directors determines a Participant other than a non-employee director has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation to the Company, breach of fiduciary duty or deliberate disregard of BRI rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any BRI trade secret or confidential information, or engages in any conduct constituting unfair competition, neither Participant nor his estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors. For any Participant who is an "executive officer" for purposes of Section 16 of the Securities Exchange Act of 1934, the determination of the Board of Directors shall be subject to the approval of the Committee.

        (d)   Termination of Non-Employee Director's Service: Subject to
              Section 6(b), upon the termination of the Participant's service as a non-employee director, his or her rights to exercise an option then held shall be only as follows:

              (1) Death. Upon the death of a non-employee director while in service as a non-employee director of Berkshire Realty, the non-employee director's rights will be exercisable by his or her estate or beneficiary at any time within twelve
                    (12) months next succeeding the date of death. The number of shares exercisable by the estate or beneficiary will be the total number of unexercised options under the non-employee director' s option on the date of his or her death. If a non-employee director shall die within thirty
                    (30) days of his or her termination of service as a non-employee director with Berkshire Realty, an option will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent the number of shares to which such option was exercisable as of the date of such termination. A non-employee director's estate shall mean his or her legal representative of other person who so acquires the right to exercise the option.

            (2) Disablement. Upon the Disablement of a non-employee director, any option which he or she holds, whether or not then exercisable, may be exercised after the date of the Disablement within twelve (12) months.

            (3) Retirement. Upon the Retirement of a non-employee director, the non-employee director's rights to non-qualified stock options may be exercised for a period of twelve months after Retirement.

            (4) Other Reasons. Upon the termination of a non-employee director's service as a non-employee director for any reason other than those stated above, the non-employee director may, within ninety (90) days following such termination, exercise the option to the extent such option was exercisable on the date of termination.

        (e) Transferability of Option: Each stock option shall be transferable only by will or the laws of descent and distribution and shall only be exercisable by the Participant during his lifetime.

        (f) Modification or Assumption of Options: The Committee may modify, extend or assume outstanding options (whether granted by BRI or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price.

        (g) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No Option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in BRI's employ or service nor limit in any way BRI's right to terminate his or her employment or service at any time.

  7. Adjustment of and Changes in the Stock

        (a) In the event that the shares of common stock of Berkshire Realty shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Berkshire Realty or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of common stock of Berkshire Realty shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of common stock theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of common stock of Berkshire Realty shall so be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to any price or other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of common stock of Berkshire Realty, or any other stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted under the Plan, such adjustment shall be made in accordance with such determination.

        (b) No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 7. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Participant who shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

        (c) Any other provision hereof to the contrary notwithstanding (except Section 6(b)) in the event Berkshire Realty is a party to a merger or other reorganization, outstanding options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by Berkshire Realty (if Berkshire Realty is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

  8. Listing or Qualification of Stock

        In the event the Board of Directors determines in its discretion that the listing or qualification of the Plan shares on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

  9. Administration and Amendment of the Plan

        The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of Berkshire Realty, who shall be appointed by the Board of Directors, and who shall be disinterested persons, as hereinafter defined. The Board shall fill vacancies and may from time to time remove or add members. All members of the Committee will be disinterested persons as defined in Rule 16b-3 under the Exchange Act. A non-employee director shall not fail to be "disinterested" solely because he or she receives the grant described in Section 6. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of Berkshire Realty who need not be disinterested, who may administer the Plan with respect to employees or consultants who are not executive officers or directors of BRI, may grant options to such employees or consultants and may determine all of the terms of such options. The Board of Directors may amend or terminate the Plan as desired, without further action by Berkshire Realty's shareholders except to the extent required by applicable law.

        Notwithstanding the above, the provisions of Section 6 relating to non-employee directors may not be amended more than once every six months, except to comply with changes to the Code or the rules thereunder.

  10. Time of Granting Options

        The effective date of each option granted hereunder shall be the date on which the grant was made. Within a reasonable time thereafter, Berkshire Realty will execute and deliver a written option agreement to the Participant.

  11. Withholding

        To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares. Berkshire Realty shall not be required to issue shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the option, or to the extent permitted, by tendering shares previously acquired.

                                 PEABODY & BROWN
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               101 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1832

                                 (617) 345-10000

  WRITER'S DIRECT DIAL NUMBER    FAX: (617) 345-1300            MANCHESTER, NH
                                                                PROVIDENCE, Rl
                                                                WASHINGTON, DC

                                  May 14, 1996


  Berkshire Realty Company, Inc.
  470 Atlantic Avenue
  Boston, MA 02210

  Ladies and Gentlemen:

        This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of l ,500,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), pursuant to the Berkshire Realty Company, Inc. 1996 Stock Option Plan.

        In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws of the Company, as amended; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement"), the Berkshire Realty Company, Inc. 1996 Stock Option Plan (the "Plan") and such other records and documents as we considered necessary for the purposes of this opinion.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

        Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid arid nonassessable shares of the Company's Common Stock.

                                 PEABODY & BROWN

  Berkshire Realty Company, Inc.
  May 14, 1996
  Page 2




           The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               PEABODY & BROWN

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We consent to the incorporation by reference in the registration statement of Berkshire Realty Company, Inc. on Form S-8 of our report, dated January 12, 1996, except as to the information presented in Note N, for which the date is March 1, 1996, on our audits of the consolidated financial statements and financial statement schedules of Berkshire Realty Company, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the 1995 Annual Report on Form 10-K.

                                    COOPERS & LYBRAND L.L.P.

  Boston, Massachusetts
  May 14, 1996